                                                                    Exhibit 23.1

                            ARTHUR ANDERSEN LLP


                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                           /s/ Arthur Andersen LLP

Seattle, Washington
April 18, 1997